UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2010

DOVER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other Jurisdiction of Incorporation)	1-4018 (Commission File Number)	53-0257888 (I.R.S. Employer Identification No.)
280 Park Avenue
New York, NY 10017
(Address of Principal Executive Offices)
(212) 922-1640
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 25, 2010, Dover Corporation (the “Company”) entered into an agreement with Robert A. Livingston, its President and Chief Executive Officer, modifying as of January 1, 2009, the interest rate credited to compensation deferred by Mr. Livingston in 1985-88 pursuant to an executive deferred income plan (“EDIP”) offered to executive employees in 1984-1985. Under the original agreement entered into in 1985, interest on the amount deferred by Mr. Livingston has accrued through December 31, 2008, at a fixed rate of 12.5%, which was a competitive market interest rate at the time the program was introduced. (Mr. Livingston’s deferrals plus interest credited thereon through December 31, 2008 are referred to as the “December 31, 2008 Deferred Compensation Balance.”) Pursuant to the February 25, 2010 amendment, as of January 1, 2009, and for each January 1 thereafter, Mr. Livingston’s December 31, 2008 Deferred Compensation Balance will be credited with interest, compounded annually, at a rate equal to Moody’s Aa Corporate Bond Index published on December 31 of the preceding year or, if no rate is published on December 31 of the preceding year, the rate published on the closest date immediately preceding such December 31. The Moody’s Aa Corporate Bond Index as of December 31, 2008 and 2009, respectively, was 5.54% and 5.49%.
Item 9.01 Financial Statements and Exhibits
(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits

The following exhibit is filed as part of this report:
     99.1     Amendment No. 1 to the Executive Employee Supplemental Retirement Agreement with Robert A. Livingston, Jr.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2010	DOVER CORPORATION (Registrant)
	By:	/s/ Joseph W. Schmidt
Joseph W. Schmidt
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Index No.	Document

99.1	Amendment No. 1 to the Executive Employee Supplemental Retirement Agreement with Robert A. Livingston, Jr.